Altavoz ENTERTAINMENT

CODE OF BUSINESS CONDUCT AND CONFLICT OF INTEREST POLICY

This Code of Business Conduct and Conflict of Interest Policy (the "Code") represents Altavoz Entertainment Inc.'s (the "Company"), and all those associated with Altavoz Entertainment Inc., including but not limited to directors, officers, employees, and other associates, commitment to compliance with applicable laws, rules and regulations and conducting our business with honesty, integrity and high ethical standards.

The Effective Date of this Code of Business Conduct and Conflict of Interest Policy is June 1, 2016.

Beyond compliance with applicable laws, rules and regulations, we are each expected to observe high standards of business and personal ethics in our work and in our relationships, activities and interactions with third parties. Each of us is expected to practice honesty and integrity in every aspect of our dealings with other employees, the public, governmental and regulatory authorities, our stockholders, business partners, contractors, consultants, and representatives. Because no code or policy can possibly address every ethical choice that we may face in the conduct of our business, we also must rely on our good sense and judgment, including recognizing when it is advisable to seek guidance from others at the Company on the proper course of conduct.

Our Code of Business Conduct and Conflict of Interest Policy reflects our standards of business conduct and ethics, and applies to all the Company's employees and members of our Board of Directors. We also expect our contractors, consultants and other representatives to observe high standards of business and personal ethics in their work on our behalf, or when providing services to us.

The Company requires that you read this Code carefully, ask questions of your supervisor or other member of management if you need to, and promptly sign and return the attached certification acknowledging your receipt of and commitment to this Code.

Compliance with Laws, Rules and Regulations

Our ethical standards are built upon the principle that everyone should obey the letter and respect the spirit of the law. When performing our work, we must strive to comply with all applicable governmental laws, rules and regulations. Although we do not expect everyone to know all of the details of these laws, rules and regulations, we are expected to understand the general legal and regulatory framework applicable to our job function and to know enough to determine when to seek advice from supervisors, managers or the Company's attorneys with respect to any compliance issue that may arise.

Conflicts of Interest

A conflict of interest exists when an activity of an employee, director or other person subject to this Code, is inconsistent of conflicts with the best interest of the Company. Actions or the development of interests or relationships that may make it difficult for a employee, director,

or other person subject to this Code, to perform his or her work objectively and effectively or that could appear to bring into question such person's objectivity on behalf of the Company. Conflicts of interest may also arise if a person subject hereto, or a member of his or her family, receives improper personal benefits as a result of such person's position with the Company.

Examples of conflicts of interest include, but are not limited to:

(1) If the person subject to this policy is a consultant to or employee, manager or director of, or otherwise operating directly or indirectly, an outside business that (a) supplies products or services to the Company, or (b) purchases products or services from the Company; however, a director of the Company shall not have a conflict of interest arising solely from concurrent service as a director of another company;

(2) If the person subject to this policy is having a financial interest in any such outside business that might create or give the appearance of a conflict of interest (ownership of an immaterial amount in a publicly-traded company is generally acceptable);

(3) If the person subject to this policy is seeking or accepting any personal loan or services from any such outside business, except form financial institutitons or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

(4) If the person subject to this policy is a consultant to or employee, manager or director of, or otherwise operating directly or indirectly, an outside business that would interfere with your responsibilities for the Company; or

(5) If the person subject to this policy is conducting business on behalf of the Company, or in your position or role with the Company, with a family member or anyone with whom you otherwise have a close personal relationship.

In addition to the foregoing, (1) no employee of the Company that is exempt from the overtime pay provisions of the Fair Labor Standards Act may serve as an employee of, consultant to, or otherwise operate, any entity or business other than the Company; and (2) no Company employee may own, directly or indirectly, interests in any music distribution company or any equity securities of any corporation or other entity organized for profit in the music distribution industry; provided, however, this clause (2) shall not prohibit ownership of less than 5% of the outstanding equity securities of any publicly traded entity. Any of the Company's employees may seek a written waiver of the provisions of this paragraph from the company's President or Chief Executive Officer by disclosing all direct or indirect interest in any music distribution property or conduct otherwise prohibited by clause (1) of the immediate preceding sentence; provided, that any waiver given may be rescinded, withdrawn or conditioned by the Company's President or Chief Executive Officer at any time that the best interest of the Company would be served by any such action.

Although employees, directors or other persons subject to this Code are free to participate in outside activities, actual or apparent conflicts of interest must be avoided, and conflicts of interest involving improper personal benefits are prohibited. If you have or are concerned that you have an interest that falls within any of the descriptions outlined above, you have an obligation to disclose that interest to your supervisor. Any transaction or relationship involving a potential conflict of interest (other than ownership of any direct or indirect interest in any music

distribution company) must be disclosed and approved by our Board of Directors if involving any director or officer of the Company, and by our Chief Executive Officer or President if involving any other employee of the Company or other person subject hereto.

Members of Another Board

In general, employees of the company should devote their full business time and attention to the operation and management of the company. If any employee of the company (other than the Chief Executive Officer, who is solely subject to the company's Corporate Governance Guidelines) desires to join the board of directors (or other governing body) of any corporation or other entity organized for profit in the music distribution industry or any other industry, except for family business entities not directly or indirectly involved in the music distribution industry (any such board or governing body, an "*Other Board*"), he or she should advise the Company's attorneys of his or her desire to do so, prior to agreeing to be considered for nomination. Any employee of the company must obtain approval from the company's President or Chief Executive Officer before accepting service on any Other Board.

Corporate Opportunity

Persons subject to this Code owe a duty to the Company to advance the Company's interests when the opportunity to do so arises. Persons subject to this Code shall not:

- Take for themselves opportunities that arise as the result of the Company's business or information or any such person's position or role with the Company;
- Use the Company's property, information, or position or role for improper personal gain; or
- Compete with the Company directly or indirectly.

Confidentiality

Preserving the confidentiality of the Company's information is absolutely imperative to our business. We must strictly maintain the confidentiality of information that is entrusted to us by the company, except when disclosure is (i) authorized under our Fair Disclosure Policy, (ii) consistent with your job function, or (iii) otherwise determined by our General Counsel to be appropriate. We must also strictly comply with all confidentiality agreements with our business partners. For purposes of this section, confidential information includes all information concerning the Company that is not publicly known, and also includes information that our business partners have entrusted to us. Our obligation to preserve confidential information continues even after our employment or other relationship with the Company ends. Strict maintenance of the confidentiality of confidential information is also required by our Fair Disclosure Policy and Securities Trading Policy, and every person subject hereto should refer to those documents for further details.

Competition and Fair Dealing

We seek to compete fairly and honestly, and not through unethical or illegal business

practices, and persons subject to this Code should endeavor to deal fairly and honestly with the Company's business partners, suppliers, contractors, consultants, competitors, other employees, and third parties with whom we have contact in the conduct of our business. No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair practice. Misappropriating a third party's proprietary information or inducing disclosures of such information from a third party's past or present employees is prohibited.

Protection and Proper Use of Company Assets

We should always take appropriate steps to protect and preserve the Company's assets and ensure their efficient and proper use in furtherance of our business purposes. Incidental, occasional personal use of certain company assets such as telephones, telecopiers, copiers, scanners, computers and other similar assets is generally allowed if the company incurs no significant direct or indirect cost and such usage does not interfere with the conduct of company business.

Our obligation to protect the company's assets includes the protection of its intangible proprietary assets such as trade secrets, business plans, engineering and production data, ideas, databases, records, salary information, any unpublished financial, operating, and reserves data and other intellectual property. Unauthorized use or disclosure of the Company's proprietary information is a violation of this Code and possibly other company policies, including our Securities Trading Policy, and could also be illegal and result in civil or criminal penalties.

Accounting and Other Business Records

The Company relies on accounting and other business information records to support our financial statements and other reports provided to our Board of Directors, management, stockholders, creditors, governmental agencies and others. Applicable laws, rules and regulations require that we keep accurate books and records and maintain a system of internal controls to ensure that our records fairly reflect our transactions. In addition, our accounting records must accurately and fairly reflect in reasonable detail our assets, liabilities, revenues and expenses and facilitate the preparation of financial statements in accordance with generally accepted accounting principles. Compliance with our system of internal accounting controls is required. Therefore, unrecorded funds, assets, liabilities or other material items are prohibited and false or intentionally misleading entries, including intentional misclassification or mischaracterization of transactions as to accounts, departments, accounting periods or otherwise is prohibited. All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and within the proper accounting period.

Employees that submit business expenses for reimbursement must document and report these expenses accurately and in accordance with company policies and procedures. Additionally, any use of business expense accounts for other than business purposes must be promptly reported and reimbursed to the Company.

All business records and communications should be clear, truthful and accurate. Because business records and communications can become public through litigation, government or

internal investigations or otherwise, exaggeration, inappropriate language, derogatory remarks, guesswork or inappropriate characterizations of people and companies must be avoided. This applies equally to e- mail, instant messaging, text messages, internal memos and formal communications. Records must be retained in accordance with applicable laws, rules and regulations.

Disclosures in Securities and Exchange Commission Reports and Other Public Communications

The Company requires full, fair, accurate, and timely disclosure in reports and documents that are filed with or submitted to the Securities and Exchange Commission (the "SEC"), and in other public communication we make. We maintain a system of disclosure controls and procedures that are designed for the purpose of ensuring that information required to be disclosed in our SEC reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our executive officers to allow timely decisions regarding required disclosure. Compliance with those disclosure controls and procedures is imperative. All of the Company's press releases and other similar public communications must be approved by the appropriate spokesperson(s) under our Fair Disclosure Policy and shall be the product of the good faith best efforts of all persons involved to present the information in a full, fair, accurate, and timely manner.

Business Entertainment and Gifts

The Company's employees who deal with current or prospective vendors, contractors or suppliers to the Company ("Business Partners") may occasionally give or receive gifts or entertainment as part of the building and maintaining appropriate working relationships in furtherance of the Company's business. However, it is the Company's goal to avoid even the appearance of impropriety in dealing with its Business Partners. No gift or entertainment should ever be offered or received unless it meets the following guidelines:

(1) No gift or entertainment should be given or received to gain or permit unfair advantage in business dealings or give even the appearance of a bribe, payoff or other improper inducement of a business relationship.

(2) No gift or entertainment either given or received should have more than a nominal value, and gifts and entertainment should be infrequent.

(3) No gifts of cash or cash equivalents (*e.g.*, gift cards or coupons) should ever be given or received.

(4) All gifts or entertainment should be unsolicited. No Company employee or Business Partner employee should have any expectation that gifts or entertainment are due them for any reason.

(5) All gifts and entertainment must not violate any law, rule or regulation.

(6) All gifts and entertainment should conform to high standards of decorum and decency.

On occasion it may be appropriate for a Company employee or group of employees to attend an industry event sponsored by a Business Partner or for the Company to sponsor such an event for its Business Partners. Participation or sponsoring any even for which the costs involved exceed or may reasonably be expected to exceed nominal value must be pre-approved by an officer of the Company.

Administration of the Code

The Company's Board of Directors administers this Code and reserves the right to amend or rescind this Code or any portion of it as it deems appropriate at any time. This Code shall be made available to our employees, directors and other persons subject to it, and shall be disclosed in accordance with the requirements of the SEC and the New York Stock Exchange. Our General Counsel shall annually certify to the Board of Directors that all employees and directors have annually executed certificates of compliance with this Code. Any waiver of the application of any provision of this Code to any officer or director may only be made in writing by our Board of Directors and shall be promptly disclosed as required by law, SEC rules and regulations, and New York Stock Exchange rules. Any other waiver may only be made in writing by our Chief Executive Officer or President.

Disciplinary Measures

Compliance with this Code is mandatory. This Code will be enforced through appropriate means of discipline, which may include, but are not limited to, counseling, oral or written reprimands or warnings, probation or suspension without pay, demotions, reductions in salary or other compensation, termination of employment or other relationship, as appropriate to the Code violation and within the company's sole discretion.

Persons subject to disciplinary measures shall include: (a) any person in violation of this Code, (b) persons directly or indirectly involved in a violation, (c) persons who fail to use reasonable care to detect or report a violation, (d) persons who withhold information about a violation, (e) supervisors who approve, condone or ignore a violation, and (f) persons who retaliate or attempt to retaliate against a person who reported a violation.

IN WITNESS WHEREOF, the undersigned, has agreed to be bound by this Code of Business Conduct and Conflict of Interest Policy.

By: Nelson R. Jacobsen
Name:
Date: June 1, 2016